Exhibit 10.1

Consulting and CONFIDENTIALITY AGREEMENT

THIS CONSULTING AND CONFIDENTIALITY AGREEMENT (“Agreement”) is made as of the 27th day of March, with an effective date of April 3, 2026 (the “Effective Date”), by and between Peoples Security Bank and Trust Company, a Pennsylvania state chartered bank and trust company (the “Bank”) and the undersigned consultant Thomas P. Tulaney (the “Consultant” and, together with the Bank, the “Parties”).

Background

A. The Parties desire the Consultant to provide certain services to the Bank. In order to perform the services, the Consultant may have access to certain confidential information of the Bank and its affiliates.

B. The Consultant has been advised of and acknowledges the competitive value and proprietary nature of the confidential information of the Bank and its affiliates, and the damage that could result to the Bank and its affiliates if their confidential information is improperly used or disclosed.

C. The Bank is only willing to engage the Consultant to provide services to the Bank in the event that the Consultant agrees to the terms and conditions set forth in this Agreement.

Agreement

NOW THEREFORE, in consideration the mutual premises and undertakings contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

1. Services. During the term of this Agreement, the Consultant shall perform the services described on Exhibit “A” attached hereto and made a part hereof, (the “Services”). The Consultant shall determine the manner, method, details and means of performing the Services, and the Parties acknowledge and agree that the Consultant may perform services for any other person or entity as long as the performance of such services does not conflict with Consultant’s obligations under this Agreement or are in competition with the business of the Bank and its affiliates.

2. Term. The term of this Agreement shall commence on the Effective Date and shall continue until terminated as provided herein. Either Party may terminate this Agreement at any time, and for any reason or no reason, by thirty (30) days’ written notice to the other Party. The Consultant’s obligations of confidentiality, limited use and nondisclosure shall survive the termination or expiration of this Agreement indefinitely.

3. Compensation. In full consideration for the Services to be provided hereunder, the Bank shall pay consultant Eight Thousand and 00/100 Dollars ($8,000.00) per month (the “Consulting Fees”). The Consulting Fees shall be payable on the 10th day of the month, with the first payment due on May 10, 2026. Consultant shall submit to the Bank, no later than the 10th day of the month following the month that the Services are performed, a statement outlining the date and description of the services performed (the “Consultant’s Statement”). Attached hereto and made a part hereof, marked Exhibit “B”, is a copy of the Consultant’s Statement template.

4. Independent Contractor Relationship. The Consultant shall at all times be an independent contractor and not an employee of the Bank and nothing herein shall be deemed to create an employer-employee relationship. As an independent contractor, the Consultant shall not be eligible to participate in any employee benefits the Bank may provide, such as those it provides to its employees, if any, including, but not limited to: medical, disability, workers’ compensation or other insurance; vacation, personal, sick or holiday pay; or other benefits. The Consultant shall obtain his own insurance and provide proof of insurance to the Bank, upon request. The Bank shall not withhold taxes or otherwise make deductions from the Consultant’s compensation and the Consultant shall be issued an IRS Form 1099 in connection with his compensation to the extent required by law. The Consultant shall be solely responsible for any taxes incurred as a result of the compensation paid under this Agreement.

5. Definition of Confidential Information. As used in this Agreement, the term “Confidential Information” means all oral and written information, including without limitation the Bank Data (as such term is defined below), that is not generally known to the public, including, without limitation, any and all information and trade secrets relating to the operation, business, strategies, financial affairs, products, systems (computer and otherwise), technologies, sales, research and development, user data, services, vendor information, customer information (including nonpublic personal information), employee information or intellectual properties of the Bank or its affiliates or any other party with whom the Bank or its affiliates is doing business, and any and all other information concerning the Bank and its affiliates, including without limitation all information encompassed in descriptions, reports, recommendations, analyses, proposals, test data, other data, business plans or other plans, treatments, scripts, budgets, programs, outlines, specifications, ideas, concepts, models, and documents, whether or not protectable by patent, copyright or other laws, whether furnished before or after the date of this Agreement, together with any additional information derived from such information and contained in all analyses, compilations, studies or other documents or records prepared by the Consultant or its Representatives, as well as all copies and other reproductions thereof, whether in writing or stored or maintained in or by electronic, magnetic or other means, media or devices. As used in this Agreement, the term “Representatives” means, with respect to any Party, the directors, officers, shareholders, employees, affiliates and controlling persons of such Party (as applicable), and its and their respective agents, advisors and representatives (including without limitation attorneys, accountants and financial advisors).

6. Exclusions from Confidential Information. Notwithstanding anything to the contrary contained in Paragraph 5, Confidential Information does not include information which (i) was or becomes available to the public other than as a result of a disclosure by the Consultant or its Representatives; or (ii) was or becomes available to the Consultant on a non-confidential basis from a source other than the Bank or any of its Representatives, provided that such source is not bound by a confidentiality agreement with the Bank or otherwise prohibited from transmitting the information to the Consultant; or (iii) was within the Consultant’s possession prior to its being furnished by or on behalf of the Bank, provided that the source of such information was not bound by a confidentiality agreement with the Bank in respect thereof or otherwise prohibited from transmitting the information to the Consultant.

7. Use of Confidential Information.

a.            The Consultant agrees to keep any Confidential Information confidential and not to disclose any Confidential Information or use any Confidential Information for any purpose other than to the extent necessary for the performance of the Services. Accordingly, the Consultant agrees to treat the Confidential Information which he receives as he would his own confidential information and to take all reasonable precautions to prevent the unauthorized disclosure to any third party of any Confidential Information.

b.            The Consultant shall be responsible for any improper use of the Confidential Information by his Representatives and agrees, at his own expense, to take all reasonable measures, including but not limited to court proceedings, to restrain his Representatives from unauthorized disclosure or use of the Confidential Information. Prior to providing any Representative with access to Confidential Information the Consultant shall (i) take reasonable steps to verify that the relevant Representative is capable of maintaining the privacy, confidentiality and security of the Confidential Information; and (ii) require the third party to maintain adequate safeguards for Confidential Information.

c.            In addition, the Consultant shall comply with all applicable federal, state and local laws, rules, regulations and ordinances governing or relating to the security of Bank Data or privacy rights in connection with his performance of any services for the Bank, including, without limitation, the Gramm-Leach-Bliley Act, as amended (“GLB”) and the New York Department of Financial Services Cybersecurity Requirements for Financial Services Companies (collectively “Applicable Data Protection Laws”). The Consultant shall implement such physical and other security measures as shall be necessary to (i) ensure the security and confidentiality of the “nonpublic personal information” of the current or former “customers” and “consumers” (as those terms are defined in GLB) of the Bank (collectively: the “Bank Data”) which the Consultant holds, (ii) protect against any threats or hazards to the security and integrity of such Bank Data, (iii) protect against any unauthorized access to or use of such Bank Data, and (iv) comply with Applicable Data Protection Laws . At a minimum the security measures shall include: implementing and maintaining a written information security program; encrypting Bank Data in transit and at rest; procedures to detect and report potential Information Security Incidents (as defined below); multifactor authentication controls when Bank Data is externally accessed; and, a process for regularly testing, assessing, and evaluating the effectiveness of the information security program.

d.            Absent the Bank’s prior written consent (which may be withheld in the Bank’s sole discretion) or as otherwise directed by the Bank or as required for the performance of the Services, Bank Data shall not be (i) used, disclosed, monitored, analyzed, individualized, anonymized, aggregated, stored, copied or otherwise provided to third parties by the Consultant or his Representatives, or (ii) sold, assigned, or leased by the Consultant or his Representatives, or (iii) commercially exploited in any form (including any individualized, anonymized or aggregated form) by or on behalf of the Consultant or his Representatives.

e.            The Consultant shall at all times comply with all privacy, safety, security and data retention policies and procedures provided or communicated by the Bank which policies and procedures which may be amended from time to time. Upon request, the Consultant will provide evidence reasonably satisfactory to allow the Bank to confirm that the Consultant has satisfied its obligations as required under this paragraph.

f.            The Consultant shall promptly notify the Bank in writing if the Consultant cannot comply with his obligations under this Section 7. If this is the case, the Bank and the Consultant shall use their best efforts to remedy the situation. The Bank may, in its sole discretion and without penalty of any kind to the Bank, suspend the transfer or disclosure of Bank Data to the Consultant or access to Bank Data by the Consultant, terminate any further processing of Bank Data by the Consultant, and terminate the Agreement, if doing so is necessary to comply with applicable privacy and security laws or is required or requested by a regulator or other governmental body.

g.            Any determination regarding the applicability of privacy and security laws to any actual or threatened breach or compromise of the security, confidentiality, or integrity of Bank Data and/or of Confidential Information (collectively: an “Information Security Incident”) and the scope of the obligations pursuant to such laws shall be within the sole discretion of the Bank, and the Consultant shall comply with any such determination.

h.            In the event of an Information Security Incident, the Consultant will fully cooperate with the Bank to secure Bank Data. The Consultant shall notify the Bank in writing within not more than forty-eight (48) hours following discovery of any Information Security Incident, which notice shall include a detailed description of the circumstances of the disclosure and the parties involved. Consultant shall reimburse the Bank for the cost of notification of all affected parties as well as reimbursement of any remedy to correct and mitigate the effect of any such Information Security Incident, including at least one year of credit monitoring services to any affected party whose personal or confidential data may have been compromised.

i.             The content of any filings, communications, notices, press releases or reports related to any Information Security Incident must be approved by the Bank prior to any publication or communication thereof. The Consultant agrees that the Bank retains the sole authority and discretion to contact and involve law enforcement agencies in connection with an Information Security Incident when the decision whether to involve such agencies is discretionary (that is, when no legal obligation, statutory or otherwise, requires one of the parties to contact law enforcement). If the Bank elects to contact law enforcement agencies regarding an Information Security Incident, the Consultant agrees to cooperate fully with such law enforcement agencies and any decision made by the Bank regarding the scope and goals of any investigation undertaken by such agencies.

j.             The Consultant will not transfer Bank Data across a country border or to an offshore location.

k.            The Consultant hereby acknowledges that he is aware, and that he will advise any of his Representatives who receive Confidential Information, that the United States securities laws prohibit any person who has received from an issuer material, nonpublic information from purchasing or selling securities of such issuer (and options, warrants and rights relating thereto) or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person (including, without limitation, any of the Consultant’s Representatives) is likely to purchase or sell such securities.

8. Access to Information Systems. Access to Bank provided systems, including, but not limited to, computers, networks, databases, and servers owned, licensed or leased by the Bank, or operated by a third party on behalf of the Bank (“Bank Systems”), whether onsite or online, is granted to Consultant solely to perform Consultant’s duties and obligations under this Agreement, and is limited to those specific Bank Systems, time periods and personnel as are separately agreed to by the Bank and the Consultant from time to time. Use of Bank Systems during other time periods or by individuals not authorized by the Bank is expressly prohibited. Access is subject to the Bank’s business control and information protection policies, standards and guidelines as may be modified from time to time and that are provided or communicated to the Consultant. Use of any other Bank Systems is expressly prohibited. This prohibition applies even when a Bank System that Consultant is authorized to access serves as a gateway to other Bank Systems outside the Consultant’s scope of authorization. The Consultant agrees to access the Bank Systems only from specific locations approved for access by the Bank. For access outside of the Bank’s premises, the Bank will designate the specific network connections to be used to access the Bank Systems.

9. Network Security. The Consultant shall only connect to the Bank Systems through approved network connections (“Approved Connections”). The Consultant shall use an Approved Connection only in accordance with all applicable security and other policies and procedures which the Bank implements and may change from time to time that are provided or communicated to the Consultant by the Bank. The Consultant shall use his best efforts to prevent all security breaches through the Approved Connections, implement stringent security procedures (including, but not limited to, the ones set forth herein and in the Bank’s policies), and act immediately to address any non-approved methods of connection, security breach, or exposure to hacking attempts. The right to connect to Bank Systems from external locations may be revoked at any time. Minimum network security shall include:

a.            The Consultant will allow only those of his Representatives approved in advance by the Bank (“Authorized Personnel”) to access the Bank Systems. The Consultant shall be solely responsible for ensuring that Authorized Personnel are not security risks, and upon the Bank’s request, the Consultant will provide the Bank with any information reasonably necessary for the Bank to evaluate security issues relating to any Authorized Personnel.

b.            The Consultant shall promptly notify the Bank contact communicated to the Consultant, whenever any Authorized Personnel: (i) leaves the Consultant’s employ, (ii) such Authorized Personnel’s service relationship with the Consultant ends or (iii) such Authorized Personnel’s service relationship with the Consultant no longer requires access to the Bank Systems. Additionally, the Consultant shall immediately shut down all access to the Bank Systems for any Authorized Personnel no longer engaged by Consultant on providing Services.

c.            Authorized Personnel accessing the Bank Systems externally shall at a minimum do so through password protected systems, shall change passwords on a regular basis (and no less frequently than every 30 days), shall never access the Bank Systems from a shared or public computer, device or network, and shall follow all the Bank’s business control and information protection policies, standards and guidelines as may be modified from time to time and that are provided or communicated to the Consultant.

10. No License or Transfer. The Confidential Information shall at all times remain the property of the Bank. No license of any trade secrets, copyrights, patents or other rights is granted by this Agreement or by any disclosure of Confidential Information.

11. Destruction/Return of Confidential Information. Upon the Bank’s request, all Confidential Information (including all copies, extracts or other reproductions in whole or in part thereof), whether in writing or stored or maintained in or by electronic, magnetic or other means, media or devices, shall be returned or destroyed, so that no copy of the Confidential Information remains or can be accessed or restored in any way. In the event Confidential Information is destroyed, the Consultant shall certify such destruction to the Bank.

12. Compelled Disclosure. Notwithstanding anything to the contrary set forth herein, in the event that a Consultant or its Representatives are requested or become legally compelled (by oral questions, interrogatories, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information or take any other action prohibited hereby, the Bank will be provided with prompt written notice so that the Bank may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Confidentiality Agreement. In the event that such protective order or other remedy is not sought or obtained or that the compliance with the provisions of this Confidentiality Agreement is waived, the Consultant agrees that it will furnish only that portion of the Confidential Information which, in the reasonable opinion of its counsel, the Consultant is compelled to disclose without standing liable for contempt or suffering other censure or penalty. The Consultant further agrees that it will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded to that portion of the Confidential Information which subject to the compelled disclosure.

13. Audit. Consultant agrees that the Bank shall have the right, from time to time, upon written notice to the Consultant, to conduct an investigation and audit of the Consultant’s policies, procedures, books, records and accounts to verify compliance with the provisions of this Agreement, including without limitation, provisions relating to confidentiality, privacy and security. The Consultant agrees to cooperate fully with such investigation, the method of which shall be at the sole discretion of the Bank. Without limiting any other remedies at law or at equity, the Bank may, at the Bank’s sole discretion, terminate this Agreement or suspend or remove any Consultant Representatives.

14. Indemnification. The Consultant agrees to indemnify and hold harmless the Bank, and its affiliates, and its and their shareholders, directors, officers employees and agents (collectively, the “Indemnified Parties”) from and against any and all costs and expenses (including without limitation reasonable attorneys’ fees) incurred by or on behalf of any Indemnified Party arising out of any breach by the Consultant or any of its Representatives of any provision of this Agreement.

15. Injunctive Relief. The Parties acknowledge and agree that, in the event of any breach of this Agreement, the Bank might be irreparably harmed and unable to be made whole by monetary damages. It is accordingly agreed that the Bank, in addition to any other remedy to which it may be entitled in law or equity, will be entitled to seek an injunction to remedy breaches of this Agreement and/or to compel specific performance of this Agreement.

16. No Conflicting Obligations. The Consultant represents that he is not a party to any agreement, and does not have any obligations, that conflict with his obligations under this Agreement.

17. Miscellaneous. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania, without respect to its rules on the conflict of laws. The Consultant may not assign this Agreement, or any of his rights or obligations hereunder, without the prior written consent of the Bank. This Agreement shall be binding upon the respective successors and permitted assigns of the Parties and shall inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns. In the event that any term of this Agreement is held to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other portion of this Agreement, and there shall be deemed substituted therefor such term as will most fully realize the intent of the Parties as expressed in this Agreement to the fullest extent permitted by applicable law, the Parties hereby declaring their intent that this Agreement be construed in such fashion as to maintain its existence, validity and enforceability to the greatest extent possible. This Agreement constitutes the entire understanding and agreement of the Parties respecting the subject matter hereof and supersedes any and all prior agreements or arrangements, written or oral, between the Parties relating thereto. This Agreement may not be amended or supplemented in any way except by a written document signed by the Party against whom such amendment or supplement is sought to be enforced. The failure on the part of either Party to enforce, or any delay in enforcing, any right, power or remedy that such Party may have under this Agreement shall not constitute a waiver of any such right, power or remedy, or release the other Party from any obligations under this Agreement, except by a written document signed by the Party against whom such waiver or release is sought to be enforced. This Agreement may be executed by the Parties in separate counterparts, and delivered by facsimile or other electronic means, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Agreement under their respective hands as of the day and year written.

BANK:		CONSULTANT:

Peoples Security Bank and Trust Company

By:	/s/ Gerard A. Champi	/s/ Thomas P. Tulaney
	(signature)	(signature)

Name: Gerard A. Champi		Name: Thomas P. Tulaney

Title: Chief Executive Officer

Date: March 27, 2026		Date: March 27, 2026

Exhibit A

Services

Consultant shall provide senior advisory services to the Bank and its employees, including but not limited to, consulting on strategic initiatives and operations, evaluating business opportunities, assisting with high profile relationships and community and stakeholder engagement.